Exhibit 4.2

FORM OF ASSIGNMENT, ASSUMPTION AND AMENDMENT AGREEMENT

Jones Act Warrants

This Assignment, Assumption and Amendment Agreement (this “Agreement”) is made and entered into as of November [●], 2018, by and among GulfMark Offshore, Inc., a Delaware Corporation (“GulfMark”), Tidewater, Inc., a Delaware Corporation (“Tidewater”), and American Stock Transfer & Trust Company, LLC (the “Warrant Agent”) and shall become effective upon the First Merger Effective Time (as defined below) (the “Effective Time”). Capitalized terms used but not defined in this Agreement have the respective meanings ascribed to such terms in the Warrant Agreement (as defined below).

WHEREAS, GulfMark is party to that certain Warrant Agreement (the “Warrant Agreement”), dated as of November 14, 2017, between GulfMark and the Warrant Agent;

WHEREAS, on July 15, 2018, GulfMark and Tidewater entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which a newly formed wholly-owned subsidiary corporation of Tidewater will merge with and into GulfMark, with GulfMark continuing as the surviving corporation and a wholly-owned subsidiary of Tidewater (the “First Merger”), and immediately thereafter, Tidewater will cause GulfMark to merge with and into a newly formed wholly-owned subsidiary limited liability company of Tidewater (“NewCo”), with NewCo continuing as the surviving company and a wholly-owned subsidiary of Tidewater;

WHEREAS, pursuant and subject to the terms and conditions of the Merger Agreement, at the effective time of the First Merger (the “First Merger Effective Time”), and in accordance with the terms of the Warrant Agreement, each Warrant that is outstanding immediately prior to the First Merger Effective Time will cease to represent a right to acquire shares of GulfMark Common Stock and will represent a right to acquire common stock, $0.001 par value per share, of Tidewater (“Tidewater Common Stock”), on substantially the same terms and conditions as applied to such Warrant immediately prior to the First Merger Effective Time (including the same strike price), except that the number of shares of Tidewater Common Stock subject to each Warrant shall be determined by multiplying: (A) the number of shares of GulfMark Common Stock that were subject to such Warrant immediately prior to the First Merger Effective Time; by (B) 1.100, subject to rounding down to the nearest whole number of shares of Tidewater Common Stock as provided in the Merger Agreement; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, GulfMark desires to assign, grant, convey and transfer to Tidewater all of GulfMark’s right and interest in the Warrant Agreement and Tidewater desires to accept such assignment and assume all of GulfMark’s duties and responsibilities under the Warrant Agreement (the “Assignment and Assumption”);

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Assignment and Assumption of Warrant Agreement. GulfMark hereby assigns, grants, conveys and transfers to Tidewater all of GulfMark’s right and interest in the Warrant

Agreement and Tidewater hereby accepts such assignment and agrees to assume all of GulfMark’s duties and responsibilities under the Warrant Agreement effective as of the Effective Time.

2.    Amendment of Warrant Agreement and Warrant Certificates. In connection with the Assignment and Assumption and effective as of the Effective Time, and as permitted under Section 6.02 of the Warrant Agreement to cure defective provisions of the Warrant Agreement and as permitted under Section 12(G)(b) of the Form of Warrant Certificate (as defined below) with respect to provisions of the Warrant Agreement related to U.S. Maritime Laws:

a.    The following definitions contained in Section 1.01 of the Warrant Agreement are hereby amended and replaced in their entirety as follows:

“Charter” means the Amended and Restated Certificate of Incorporation of Tidewater Inc., as may be amended from time to time, subject to Section 3.04(d).

“Common Stock” means the common stock, par value $0.001 per share, of Tidewater Inc.

“Officer” means the Chief Executive Officer, Chief Financial Officer and General Counsel of the Company and anyone properly authorized by such persons to act as an Appropriate Officer.

b.    Section 6.03 of the Warrant Agreement is hereby amended to provide that the address for notice to the Company is as follows:

Tidewater Inc.

6002 Rogerdale Road

Suite 600

Houston, Texas 77072

Fax: 1.888.909.0946

Attn: Bruce D. Lundstrom, Executive Vice President, General Counsel and Secretary

Email: blundstrom@tdw.com

c.    The following definitions contained in Section 1 of the form of Warrant Certificate attached as Exhibit A to the Warrant Agreement (the “Form of Warrant Certificate”) and the Warrant Certificates representing issued and outstanding Warrants (the “Warrant Certificates”) are hereby amended and replaced in their entirety as follows:

“Charter” shall mean the Amended and Restated Certificate of Incorporation of Tidewater Inc., as may be amended from time to time, subject to Section 3.04(d).

“Common Stock” shall mean the common stock, par value $0.001 per share, of Tidewater Inc.

“Redemption Warrant” shall mean Warrants, as defined in the Charter.

“Warrant Share Number” shall mean 1.100 shares of Common Stock, subject to the provisions of Section 5.

d.    Section 5 of the Form of Warrant Certificate shall be amended and replaced in its entirety as follows:

No Fractional Shares or Scrip. Upon exercise of any Warrants, the Company shall (a) not issue fractional Shares or scrip representing fractional Shares, and (b) adjust downward to the nearest whole number the number of Shares to be issued to the exercising Warrantholder, provided that any fractional Shares resulting from such downward adjustment shall be converted into a right to receive a cash payment (rounded up to the nearest whole cent), without interest and subject to any required tax withholding, determined by multiplying such fractional Shares by the closing price of a Share on the New York Stock Exchange on November [●], 2018; provided, further, that if more than one Warrant is presented for exercise in full at the same time by the same Warrantholder or owner of a beneficial interest in Warrants, the number of full Shares issuable, and the amount of cash payable in lieu of fractional Shares, upon the exercise thereof shall be computed on the basis of the aggregate number of Shares issuable on all such Warrants presented, and the determination of cash payable in lieu of any fractional Share shall be made only after aggregating all Shares issued upon all Warrants presented for exercise.

e.    The Form of Notice of Exercise attached as Annex A to this Agreement shall amend and replace in its entirety the Form of Notice of Exercise included in Annex A to the Form of Warrant Certificate and the Warrant Certificates.

f.    For the avoidance of doubt, all references to the Company in the Warrant Agreement, the Form of Warrant Certificate and the Warrant Certificates shall be deemed to be references to Tidewater except to the extent any such reference is in respect of an obligation of the Company arising prior to the Effective Date.

g.    All references to “Article VI” of the Charter shall be amended as references to “Article XI” of the Charter.

3.    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof. The parties irrevocably submit to (i) the exclusive jurisdiction of Delaware state courts and any federal court sitting in Delaware for purposes of any suit, action or other proceeding arising out of this letter agreement, or of the transactions contemplated hereby, that is brought by or against such party, and (ii) the exclusive venue of such suit, action or proceeding in Delaware.

4.    Severability. If any provision of this Agreement is invalid or unenforceable, such invalidity shall not invalidate or render unenforceable any other part of this Agreement, but it shall be construed as not containing the particular provision or provisions held to be invalid or unenforceable.

5.    Binding Nature. This Agreement shall be binding on the parties and their respective successors and permitted assigns.

6.    Counterparts. This Agreement may be executed in counterparts, each of which shall be considered one and the same agreement and shall become effective when such counterparts have been signed by each of the parties and delivered to each other party (including by means of facsimile, email or other means of electronic transmission), it being understood that the parties need not sign the same counterpart. Signatures to this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as physical delivery of the paper document bearing the original signature.

7.    Further Assurances. The parties hereby agree to take all such steps and to execute all such additional documents, instruments and certificates as may be necessary or appropriate in order to effect the Assignment and Assumption, and the other provisions hereof, in accordance with the terms hereof.

[Signature page follows]

The undersigned has signed this Agreement as of the date first set forth above.

GULFMARK OFFSHORE, INC.

By:
Name:
Title:

TIDEWATER INC.

By:
Name:
Title:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

[Signature page to Assignment, Assumption and Amendment Agreement]

Annex A

FORM OF NOTICE OF EXERCISE

GLF JONES ACT WARRANTS

(to be executed only upon exercise of Warrants)

Date:

TO:	Tidewater Inc. (the “Company”)

RE:	Election to Purchase Common Stock

The undersigned registered holder of [                ] Warrants irrevocably elects to exercise the number of Warrants set forth below represented by the Global Warrant (or, in the case of a Definitive Warrant, the Warrant Certificate enclosed herewith), and surrenders all right, title and interest in the number of Warrants exercised hereby to the Company, and directs that the shares of Common Stock or other securities or property delivered upon exercise of such Warrants, and any interests in the Global Warrant or Definitive Warrant representing unexercised Warrants, be registered or placed in the name and at the address specified below and delivered thereto.

Number of Warrants

☐    Check if Warrantholder believes it satisfies the requirements to be a U.S. Citizen (additional information may be required by Company to confirm that Warrantholder is a U.S. Citizen).

☐    Check if Warrantholder believes it is a Non-U.S. Citizen.

Warrantholder:
By:
Name:
Title:

Signature guaranteed by

Signatures must be guaranteed by a participant in a Medallion Signature Guarantee Program at a guarantee level acceptable to the Company’s transfer agent.

Annex A

Securities to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised Warrants evidenced by the exercising Warrantholder’s interest in the Global Warrant or Definitive Warrant, as the case may be, to be issued to:

If in book-entry form through the Depositary:

Depositary Account Number:

Name of Agent Member:

If in definitive form:

Social Security Number or Other Identifying Number:

Name:

Street Address:

City, State and Zip Code: